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                                                                     EXHIBIT 5.1

                  OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP



July 24, 2000

Brightstar Information Technology Group, Inc.
4900 Hopyard Road, Suite 200
Pleasanton, CA 94588
Attention: Donald W. Rowley, Chief Financial Officer

Dear Madams and Sirs:

        Brightstar Information Technology Group, Inc., a Delaware corporation, has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed by it today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 1,000,000 shares of Common Stock, $.001 par value, of Brightstar Information Technology Group, Inc. to be issued under the Brightstar Information Technology Group, Inc. 2000 Long-Term Incentive Plan (the "Plan").

        We have examined and are relying on originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and such other instruments, certificates and representations of public officials, officers and representatives of Brightstar Information Technology Group, Inc. and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

        Based on the foregoing, it is our opinion that the shares of Brightstar Information Technology Group, Inc. issuable under the Plan are duly authorized and, when issued in accordance with the terms of the Plan, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.

                                          Very truly yours,


                                          ORRICK, HERRINGTON & SUTCLIFFE LLP